Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 28, 2023 relating to the financial statements and supplemental schedule which appears in the Annual Report of the Raytheon Technologies Corporation Savings Plan, formerly known as United Technologies Corporation Employee Savings Plan on Form 11-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

July 25, 2023